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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-24757 of Nordstrom Credit, Inc. on Form S-3 of our report dated March 26, 2004, appearing in this Annual Report on Form 10-K of Nordstrom Credit, Inc. for the year ended January 31, 2004.

/s/ Deloitte & Touche LLP

Seattle, Washington
March 26, 2004